EXHIBIT 4.1

                      NOTE SEVERANCE (SPLITTER) AGREEMENT


         THIS NOTE SEVERANCE (SPLITTER) AGREEMENT (the "AGREEMENT") is made as of December 30, 1997 (the "SEVERANCE DATE"), between ECHELON INTERNATIONAL CORPORATION, a Florida corporation having an address at One Progress Plaza, St. Petersburg, Florida 33701 ("BORROWER"), and SALOMON BROTHERS REALTY CORP., a New York corporation having an address at Seven World Trade Center, New York, New York 10048 ("LENDER").

                                    RECITALS

         Borrower, Lender and LaSalle National Bank, as collateral agent and custodian, are parties to a Loan Agreement, dated as of November 5, 1996 (as it may heretofore have been, or hereafter be, amended, supplemented or otherwise modified, the "LOAN AGREEMENT"; capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement), pursuant to which Lender made a Loan in the original principal amount of One Hundred Five Million Dollars ($105,000,000) to Borrower.

         In evidence of the Loan, Borrower executed and delivered to Lender a promissory note, dated November 5, 1996 in the stated maximum principal amount of One Hundred Five Million Dollars ($105,000,000) payable to the order of Lender and any subsequent holders of such note (the "Original Note").

         As of the date hereof, the amount of principal indebtedness outstanding under the Original Note is Fifty-Eight Million Thirty-Nine Thousand Eight Hundred Fourteen and 28/100 Dollars ($58,039,814.28) (the "CURRENT PRINCIPAL INDEBTEDNESS AMOUNT").

         Borrower and Lender desire to modify the indebtedness currently evidenced by the Original Note so that, instead of being evidenced by the Original Note, such indebtedness shall continue in full force and effect but instead be split and severed into two notes.

         In connection therewith Borrower is executing and delivering to Lender the following documents simultaneously with the execution of this Agreement:

              (i) A restated promissory note ("NOTE A1") a copy of which is attached as EXHIBIT "A" and made a part hereof, in a principal amount equal to Forty-Five Million and NO/100 Dollars ($45,000,000), which Note A1 Borrower is simultaneously herewith delivering to Lender; and

              (ii) A restated promissory note ("NOTE A2") a copy of which is attached as EXHIBIT "B" and made a part hereof, in a principal amount equal to Thirteen Million Thirty-Nine Thousand Eight Hundred Fourteen and 28/100 Dollars ($13,039,814.28), which Note A2 Borrower is simultaneously herewith delivering to Lender; and

         Simultaneously herewith, the Original Note is not being marked "Paid" or being returned to Borrower, but is being endorsed to indicate that it has been reduced and split into two separate notes (Note A1 and Note A2) pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the promises and agreements contained in this Agreement, the parties covenant and agree as follows:


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         1. MODIFICATION OF THE INDEBTEDNESS. Upon execution of this Agreement, the outstanding principal indebtedness evidenced by the Original Note shall continue in full force and effect but shall no longer be evidenced by the Original Note, but instead shall be evidenced by Note A1 and Note A2, the aggregate amount of which is equal to the Current Principal Indebtedness Amount. Such indebtedness constitutes the same current outstanding principal indebtedness evidenced by the Original Note.

         2. DELIVERY OF NOTES. Borrower is executing and delivering Note A1 and Note A2 to Lender simultaneously with this Agreement, to evidence and continue the same indebtedness previously evidenced by the Original Note.

         3. EFFECT OF SUBSTITUTE NOTES. The same current outstanding principal indebtedness evidenced by the Original Note has now been continued and split between Note A1 and Note A2. Note A1 and Note A2 are not intended to create any greater oustanding principal amount of indebtedness than the Current Principal Indebtedness Amount.

         4. AMOUNT OF INDEBTEDNESS AND PRIORITY OF LIEN. Nothing contained in this Agreement, Note A1 or Note A2 shall be deemed to impair the priority of or to extinguish or impair any of the following: (a) the indebtedness secured by the Borrower Mortgage or any of the other Loan Documents creating a security interest in favor of Lender (collectively, the "SECURITY DOCUMENTS"); or (b) the lien of the Security Documents, except that the lien of the Security Documents shall now secure the indebtedness under Note A1 and Note A2.

         5. RELATIVE PRIORITIES. Notwithstanding anything to the contrary in this Agreement, the indebtedness evidenced by the Note A1 is intended to and shall be pari passu with and equal in priority to Note A2.

         6. CROSS DEFAULT. Any default under either of Note A1 or Note A2 beyond the expiration of any applicable notice and cure period shall be deemed and construed to be an Event of Default or a default beyond any applicable notice and cure period under Note A2 or Note A1 or each of Note A1 and Note A2, as the case may be.

         7. NO WAIVERS. Neither the splitting and severance of the Original Note, nor Lender's execution and delivery of this Agreement nor its acceptance of Note A1 or Note A2 shall operate to waive, modify (as expressly set forth herein), impair, release or in any manner affect Borrower's liability under the Original Note, the Security Documents or any of the other Loan Documents, nor shall the foregoing operate to waive any breach, violation or default which has heretofore occurred or any future breach, violation or default which may hereafter occur with respect to Borrower's obligations under any of the Loan Documents or any rights of Lender against any person, firm, association, corporation or other entity liable for the performance of any for the provisions, covenants, agreements, terms or conditions contained in any of the Loan Documents.

         8. CROSS REFERENCES. From and after the Severance Date, all references to the Original Note in the Loan Documents shall be deemed to be references to Note A1 and Note A2, collectively.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the Severance Date.

         SALOMON BROTHERS REALTY CORP.,
         a New York corporation


         By: __________________________________
                  Peter B. Levine
                  Authorized Agent


         ECHELON INTERNATIONAL CORPORATION
         a Florida corporation,


         By: __________________________________
                  Larry J. Newsome
                  Senior Vice President


         Attachments:

         Acknowledgments
         Exhibit A = Note A1
         Exhibit B = Note A2

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                                 ACKNOWLEDGMENTS

         STATE OF _______________                      )
                                                       ) SS
         COUNTY OF _____________                       )


         On the __ day of December __, 1997, before me personally came LARRY J. NEWSOME, to me known, who, being duly sworn by me, did depose and say that he resides at _______________________________________________________________; that he is a Senior Vice President of ECHELON INTERNATIONAL CORPORATION; that he had the authority to sign the foregoing instrument by order of the board of directors of said corporation; and that he did duly acknowledge to me that he executed the same as the act and deed of ECHELON INTERNATIONAL CORPORATION for the uses and purposes mentioned therein.

         _______________________________

         Notary Public


         STATE OF NEW YORK              )
                                        ) SS
         COUNTY OF NEW YORK             )


         On the __ day of December, 1997, before me personally came PETER B. LEVINE, to me known, who, being duly sworn by me, did depose and say that he resides at ________________________________________________________; that he is an Authorized Agent of SALOMON BROTHERS REALTY CORP.; that he had the authority to sign the foregoing instrument by order of the board of directors of said corporation; and that he did duly acknowledge to me that he executed the same as the act and deed of SALOMON BROTHERS REALTY CORP. for the uses and purposes mentioned therein.

         ___________________________

         Notary Public

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                                    EXHIBIT A

                                    NOTE A-1

                                 (see attached)




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


                                    EXHIBIT B

                                    NOTE A-2

                                 (see attached)




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